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        EXHIBIT 7.                 CONSENT OF MYLES R. TASHMAN

                                                             Exhibit 7
GOLDEN AMERICAN LIFE INSURANCE COMPANY
1001 Jefferson Street, Suite 400
Wilmington, DE  19801                                        Tel: (302) 576-3400





April 27, 1998


Members of the Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE  19801



Directors:

I hereby consent to the reference of my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 22 to the Registration Statement on Form S-6 (File No. 33-23458) filed by Golden American Life Insurance Company and Separate Account A with the Securities and Exchange Commission under the Securities Act of 1933.




Sincerely,

/s/  Myles R. Tashman
----------------------------
Myles R. Tashman
Executive Vice President and Secretary